UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 25, 2008 (February 14, 2008)
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	000-49887 (Commission File Number)	980363970 (I.R.S. Employer Identification No.)

Mintflower Place 8 Par-La-Ville Road Hamilton, HMO8 Bermuda (Address of principal executive offices)		N/A (Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On February 14, 2008, Nabors Industries, Inc. (the “Company”), a wholly owned subsidiary of Nabors Industries Ltd. (“Nabors”), and Nabors entered into a purchase agreement (the “Purchase Agreement”) under which the Company agreed to sell $575 million aggregate principal amount of its 6.15% Senior Notes due 2018 (the “Notes”) to Citigroup Global Markets Inc. and UBS Securities LLC (collectively, the “Initial Purchasers”). The Notes are fully and unconditionally guaranteed by Nabors. A copy of the Purchase Agreement is attached hereto as Exhibit 4.1, is incorporated herein by reference, and is hereby filed; the description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.
     The closing of the sale of the Notes occurred on February 20, 2008. The Company sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
     The Notes are governed by an indenture, dated as of February 20, 2008 (the “Indenture”), among the Company, as issuer, Nabors, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). A copy of the Indenture is attached hereto as Exhibit 4.2, is incorporated herein by reference, and is hereby filed; the descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and Notes, respectively.
     In connection with the issuance of the Notes, on February 20, 2008, the Company, Nabors and the Initial Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”) requiring the Company and Nabors to file a registration statement with the SEC to register an offer to exchange the Notes for registered notes with substantially identical terms, within 90 days. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.3, is incorporated herein by reference, and is hereby filed; the description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.
     The Notes will bear interest at a rate of 6.15% per year payable semiannually in arrears in cash on February 15 and August 15 of each year, beginning on August 15, 2008. The Notes will mature on February 15, 2018.
     In the event of a Change of Control Triggering Event (as defined in the Indenture governing the Notes), the holders of the Notes may require the Company to purchase all or a portion of their notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any. The Notes are redeemable in whole or in part at any time at the option of the Company at a redemption price, plus accrued and unpaid interest, as specified in the Indenture.

     The Notes will rank equal in right of payment to all of the Company’s other existing and future senior unsubordinated indebtedness. The Notes will rank senior in right of payment to all of the Company’ s existing and future senior subordinated and subordinated indebtedness. Nabors’ guarantee of the Notes will be unsecured and will rank equal in right of payment to all of Nabors’ unsecured and unsubordinated indebtedness from time to time outstanding.
     The Company received net proceeds, before expenses, of $571.5 million from the sale of the Notes on February 20, 2008.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off—Balance Sheet Arrangement of a Registrant.
     On February 20, 2008, Nabors issued $575 million aggregate principal amount of Notes.
     Additional terms and conditions are contained in Item 1.01 and are incorporated herein by reference.
Item 8.01 Other Events
     In a press release issued on February 20, 2008, Nabors Industries Ltd. announced completion of the placement by its wholly owned subsidiary, Nabors Industries, Inc., of $575 million aggregate principal amount of senior notes due 2018. A copy of the press release is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby filed.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document Description

4.1	Purchase Agreement, dated February 14, 2008, among Nabors Industries, Inc., Nabors Industries Ltd., Citigroup Global Markets Inc. and UBS Securities LLC.

4.2	Indenture related to the Senior Notes due 2018, dated as of February 20, 2008, among Nabors Industries, Inc., Nabors Industries Ltd. and Wells Fargo Bank, National Association, as trustee (including form of 6.15% Senior Note due 2018).

4.3	Registration Rights Agreement, dated as of February 20, 2008, among Nabors Industries, Inc., Nabors Industries Ltd., Citigroup Global Markets Inc. and UBS Securities LLC.

99.1	Press release, dated February 20, 2008

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 25, 2008	Nabors Industries, Ltd.
/s/ Mark Andrews
Mark Andrews
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Purchase Agreement, dated February 14, 2008, among Nabors Industries, Inc., Nabors Industries Ltd., Citigroup Global Markets Inc. and UBS Securities LLC.

4.2	Indenture related to the Senior Notes due 2018, dated as of February 20, 2008, among Nabors Industries, Inc., Nabors Industries Ltd. and Wells Fargo Bank, National Association, as trustee (including form of 6.15% Senior Note due 2018).

4.3	Registration Rights Agreement, dated as of February 20, 2008, among Nabors Industries, Inc., Nabors Industries Ltd., Citigroup Global Markets Inc. and UBS Securities LLC.

99.1	Press release, dated February 20, 2008